SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 18, 2003

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238

(State or other jurisdiction)		(IRS Employer
of incorporation	(Commission File Number)	Identification No.)

3455 Lyman Boulevard
Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 448-5440

Item 5.	Other Events

     On December 18, 2003, FSI International, Inc. (the “Company”) issued a press release, a copy of which is attached as an exhibit to this report. The Company and its subsidiaries’ unaudited consolidated statements of operations for the first quarters ended November 29, 2003 and November 30, 2002 and for the fourth quarter ended August 30, 2003, unaudited consolidated balance sheets as of November 29, 2003 and August 30, 2003, and unaudited miscellaneous financial information for the first quarters ended November 29, 2003 and November 30, 2002 (collectively, the “Unaudited Financial Statements”) contained in the press release are incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

                                   (c) Exhibits

                                     99   Press release dated December 18, 2003

Item 12.	Results of Operations and Financial Condition

     On December 18, 2003, the Company issued a press release announcing its financial results for the first quarter ended November 29, 2003. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference. The press release, other than the Unaudited Financial Statements which are being filed with this report, is being furnished pursuant to this Item 12.

                                The following information is also being furnished pursuant to this Item 12:

                                On December 18, 2003, the Company discussed in a web-cast conference call the following:

•	The first quarter of fiscal 2004 gross profit margin was 46.7% as compared to 26.3% in the prior year comparable quarter.

•	The first quarter of fiscal 2004 gross profit margin included a $1.2 million reduction in the POLARIS® Systems and Services inventory reserve.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.

By /s/ Patricia M. Hollister
Patricia M. Hollister
Chief Financial Officer

Date: December 19, 2003

Exhibit Index

Exhibit	Description
99	Press release dated December 18, 2003